Exhibit 99.2 Press release, dated April 26, 2005, announcing a 5-for-4 split of CCBG's Common Stock in the form of a 25% stock dividend.



Capital City Bank Group [CCBG LOGO]                  For Information Contact:
Corporate Headquarters                                        Robert H. Smith
217 North Monroe Street                                        Vice President
Tallahassee, FL 32301                                          (850) 671-0316

                                                                 NEWS RELEASE
                                                       For Immediate Release:
                                                               April 26, 2005

                        Capital City Bank Group, Inc.
                    Announces a Five-For-Four Stock Split

TALLAHASSEE, FL - Capital City Bank Group, Inc. (NASDAQ: CCBG) announced today its Board of Directors declared a five-for-four stock split of the Company's common stock, in the form of a 25% stock dividend, payable as of July 1, 2005 to shareowners of record as of the close of business on June 17, 2005. As soon as practical on or after July 1, 2005, the new shares will be mailed to shareowners by the Company's transfer agent, American Stock Transfer and Trust Company. The Company expects that its stock will begin to trade on a post-split basis on July 5, 2005.

William G. Smith, Jr., Chairman, President and Chief Executive Officer, said, "This is the Company's fourth stock split since 1997, which keeps the stock affordable for the individual investor."

About Capital City Bank Group, Inc.
Capital City Bank Group, Inc. is a $2.35 billion financial services company headquartered in Tallahassee, Florida, providing traditional deposit and credit services, asset management, trust, mortgage banking, bankcards, data processing, and securities brokerage services. Founded in 1895, Capital City Bank has 60 banking offices, five mortgage lending offices, 74 ATMs, and 11 Bank 'N Shop locations in Florida, Georgia and Alabama. For more information about Capital City Bank Group, Inc. visit us on the Web at http://www.ccbg.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The matters discussed in this press release, that are not historical facts, contain forward-looking information with respect to strategic initiatives. Such forward-looking statements are based on current plans and expectations, which are subject to a number of uncertainties and risks that have been described in Capital City Bank Group's annual report on Form 10-K for the fiscal year ended December 31, 2004, and the Company's other filings with the Securities and Exchange Commission. These uncertainties and risks could cause future results to differ materially from those anticipated by such statements.

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